Exhibit 99.1

1.877. WESTAFF
www.westaff.com

PRESS CONTACT:

Jill Kinney

Vice President, Marketing, Westaff, Inc.

(P) 925.930.5300

(E) jkinney@westaff.com

Westaff, Inc. Secures New Credit Agreement for $50 Million

WALNUT CREEK, Calif., Tuesday, March 4, 2008 – Westaff (USA), Inc. (NASDAQ: WSTF), a leading provider of staffing services announced that on Feb. 28, it finalized a new five-year $50 million credit facility syndicated through U.S. Bank National Association (U.S. Bank) and Wells Fargo Bank.  The facility is available for general corporate purposes, working capital needs and acquisitions. The agreement consists of a $50 million credit facility with a $35 million sub-limit for stand-by letters of credit.  The borrowings are secured based upon a percentage of certain eligible billed and unbilled accounts receivables.

“One of our goals is to grow and bring innovative new services to the industry,” said Dawn M. Jaffray, senior vice president and chief financial officer of Westaff. “This new facility from U.S. Bank and Wells Fargo provides Westaff with the financing structure that will meet both short-term and long-term financial objectives. Westaff will be able to focus its efforts on strengthening its sales organization, increasing market share and enhancing its service delivery. We are pleased with the level of interest in our facility and see it as a clear sign of confidence in Westaff’s business strategy. We wish to thank our bank partners for their participation.”

The total $50 million five-year facility is replacing Westaff’s existing revolving credit facility with GE Capital and Bank of America, N.A.

About Westaff

Westaff provides staffing services and employment opportunities for businesses in global markets. Westaff annually employs in excess of 125,000 people and services more than 20,000 client accounts from 204 offices located throughout the United States, the United Kingdom, Australia and New Zealand. For more information, please visit our Web at www.westaff.com.

This press release contains forward-looking statements within the meaning of U.S. securities laws. Forward-looking statements in this release are generally identified by words such as “expects,” “believes,” “will,” and similar expressions that are intended to identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. Forward-looking statements contained herein include, but are not limited to, statements regarding expected delivery of improved performance during fiscal 2008, domestic revenues in the first quarter of fiscal 2008, continued gross margins, and first quarter net income for fiscal 2008. The forward-looking statements contained herein involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risk and uncertainties cannot be controlled by the Company. These risks and uncertainties include, but are not limited to: risks related to control by a significant shareholder, an intensely priced competitive market, our significant working capital needs and our ability to borrow to meet those needs, our ability to borrow under our credit facilities and our compliance with their debt covenants, variability of the amount of collateral that we are required to maintain to support our workers’ compensation obligation, the sufficiency of our workers’ compensation claims reserve, variability of employee-related costs, including workers’ compensation liabilities, possible adverse effects of fluctuations in the general economy, our ability to collect on our accounts receivable, risks related to franchise agent operations, risks related to international operations and fluctuating exchange rates, reliance on executive management and key personnel, our ability to attract and retain the services of qualified temporary personnel, the ability of our customers to terminate our service agreement on short notice, variability of the cost of unemployment insurance for our temporary employees, any difficulty with our information technology system, government regulation, potential exposure to employment-related claims, the volatility of the Company’s stock price, increased regulatory compliance costs and litigation and other claims. Additional information concerning the risks and uncertainties listed above, and other factors you may wish to consider, is contained in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Form 10-K for the year ended November 3, 2007.

Forward-looking statements are based on the beliefs and assumptions of the Company’s management and on currently available information. The Company undertakes no responsibility to publicly update or revise any forward-looking statement except as required by applicable laws and regulations.